Exhibit 33.3

Perpetual Trustee Company Limited
ABN 42 000 001 007

Level 12, Angel Place
123 Pitt Street Sydney
GPO Box 4172
Sydney NSW 2001
Australia
DX 365 Sydney
Telephone 02 9229 9000

June 23, 2017

Management Assessment

Management of Perpetual Trustee Company Limited (the Company) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d)(2)(ii), 1122(d)(3)(ii), 1122(d)(3)(iii) and 1122(d)(3)(iv) of Regulation AB of the Securities and Exchange Commission as of and for the year ended March 31, 2017. The transactions covered by this report include asset-backed securities transactions listed in Appendix B that are backed by auto finance receivables for which the Company served as issuer trustee and that were registered with the U.S. Securities and Exchange Commission pursuant to the U.S. Securities Act of 1933 (the Platform). Management has determined that all other criteria set forth in Item 1122(d) are not applicable to the Company because the Company does not perform activities with respect to the Platform relating to those criteria.

The Company’s management has assessed the Company’s compliance with the applicable servicing criteria as of and for the year ended March 31, 2017. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB, except those criteria listed as ‘Inapplicable Servicing Criteria’ in Appendix A, as they are inapplicable to the Company based on the activities it performs with respect to the Platform.

Based on such assessment, management believes that, as of and for the year ended March 31, 2017, the Company has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform.

KPMG, an independent registered public accounting firm, has issued an attestation report with respect to Management’s Assessment of compliance with the applicable servicing criteria as of and for the year ended March 31, 2017.

/s/ Hagbarth Strom
Hagbarth Strom
Senior Securitisation Manager Debt Markets Services
June 23, 2017

Appendix A – Inapplicable Servicing Criteria under Item 1122(D) of Regulation AB

Item 1122(d)(1)(i)
Item 1122(d)(1)(ii)
Item 1122(d)(1)(iii)
Item 1122(d)(1)(iv)
Item 1122(d)(1)(v)
Item 1122(d)(2)(i)
Item 1122(d)(2)(iii)
Item 1122(d)(2)(iv)
Item 1122(d)(2)(v)
Item 1122(d)(2)(vi)
Item 1122(d)(2)(vii)
Item 1122(d)(3)(i)
Item 1122(d)(4)(i)
Item 1122(d)(4)(ii)
Item 1122(d)(4)(iii)
Item 1122(d)(4)(iv)
Item 1122(d)(4)(v)
Item 1122(d)(4)(vi)
Item 1122(d)(4)(vii)
Item 1122(d)(4)(viii)
Item 1122(d)(4)(ix)
Item 1122(d)(4)(x)
Item 1122(d)(4)(xi)
Item 1122(d)(4)(xii)
Item 1122(d)(4)(xiii)
Item 1122(d)(4)(xiv)
Item 1122(d)(4)(xv)

Appendix B

•	SMART ABS Series 2012-4US Trust

•	SMART ABS Series 2013-1US Trust

•	SMART ABS Series 2013-2US Trust

•	SMART ABS Series 2014-1US Trust

•	SMART ABS Series 2015-1US Trust

•	SMART ABS Series 2015-3US Trust

•	SMART ABS Series 2016-2US Trust

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